Exhibit 23.1

                       Consent of Independent Auditor

CONSENT OF INDEPENDENT AUDITORS

March 11 , 2005

We hereby consent to the inclusion in this Registration Statement on Form SB-2, , for First Corporation of our report dated January   1 4 , 200 5 , relating to financial statements for the period from inception (December 27, 1995) to December 31, 2004.

/S/ Jewett, Schwartz, & Associates

Member:

Florida Institute of Certified Public Accountants

American Institute of Certified Public Accountants – Private Companies and PCAOB